EXHIBIT 10.24

ESCROW AGREEMENT

This Escrow Agreement (this "Escrow Agreement") is made as of March 31, 2016, by and among West Coast Stock Transfer Inc., a California corporation(the "Escrow Agent"), Terra Tech Corp., a Nevada corporation ("Terra Tech"), Black Oak Gallery, a California corporation (the "Company") and Salwa Ibrahim (the "Shareholder Representative") on behalf of the Company Shareholders (as of the Effective Time of the Merger). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

WITNESSETH

WHEREAS, the Terra Tech, the Company, Generic Merger Sub Inc., a California corporation ("Merger Sub"), and the Shareholder Representative have entered into an Agreement and Plan of Merger dated as of December 23, 2015 in the form attached hereto asExhibit A(the "Merger Agreement"), pursuant to which Merger Sub will merge (the "Merger") with and into the Company, with the Company to be the surviving corporation of the Merger.

WHEREAS, this Escrow Agreement is the Escrow Agreement contemplated by the Merger Agreement to provide collateral for the indemnification and post-Closing adjustment obligations of the Company and the Company Shareholders pursuant to the Merger Agreement.

WHEREAS, pursuant to Section 1.5 of the Merger Agreement, Terra Tech is depositing Escrow Shares into escrow with the Escrow Agent (the "Escrow Consideration").

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

1. Escrow.

(a) Escrow Shares. The Escrow Agent shall hold the Escrow Shares in escrow in accordance with the terms and conditions of this Escrow Agreement and the Merger Agreement. The parties hereto hereby appoint, and the Escrow Agent hereby accepts such appointment as, and agrees to act as, the escrow agent to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof and thereof.

(b) Purpose of the Escrow. The Escrow Shares shall be held by the Escrow Agent to (i) enforce certain lockup restrictions on shares of Payment Securities as agreed by the parties to the Merger Agreement, and (ii) to serve as a source of collateral for the post-closing adjustment provisions contained in Section 1.6 of the Merger Agreement and the indemnification obligations of the Company and the Shareholders pursuant to Article 6 of the Merger Agreement.

(c) Escrow Period. The "Escrow Period" shall mean the period commencing on the Effective Date and ending on the Escrow Release Date. Terra Tech and the Shareholder Representative shall jointly deliver to Escrow Agent written notice upon the end of the Escrow Period with instructions on how to distribute the Escrow Shares.

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(d) Instructions. All instructions required under this Merger Agreement will be delivered to Escrow Agent in writing, in either original or facsimile form, executed by an Authorized Person (as hereinafter defined) of each of Terra Tech and the Shareholder Representative. The identity of such Authorized Persons shall be as set forth on Exhibit B and will remain in effect until Terra Tech or the Shareholder Representative notifies Escrow Agent of any change in their respective appointed person(s) ("Authorized Persons"). In its capacity as Escrow Agent, Escrow Agent will accept all instructions and documents complying with the above in accordance with the terms and conditions hereof, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Further to this procedure, Escrow Agent reserves the right to telephone an Authorized Person to confirm the details of such instructions or documents.

(e) Ownership of Escrow Shares. While the Escrow Shares remain in escrow hereunder, they shall be treated for all purposes (including tax, voting and other purposes) as owned by the Company Shareholders, in the proportions to which they are entitled to Escrow Shares in accordance with the Merger Agreement.

2. Fees and Expenses. The customary and reasonable annual and other administrative fees and expenses of the Escrow Agent (as set forth on the fee schedule attached as Exhibit C) shall be paid by Terra Tech. During the term of this Escrow Agreement, the Escrow Agent shall provide periodic invoices reflecting all fees and expenses to Terra Tech; provided that Escrow Agent shall furnish such supporting information as is reasonably requested by Terra Tech.

3. Disbursement. Promptly after the Escrow Release Date, and except as set forth below, the Escrow Agent shall deliver to the Company Shareholders in accordance with the escrow distribution schedule included in joint written instructions given to Escrow Agent by Terra Tech and the Shareholder Representative (the "Escrow Distribution Schedule") the remaining portion of the Escrow Shares after the satisfaction of any Post-Closing Adjustments pursuant to Section 1.6 of the Merger Agreement and Damages in respect of indemnify obligations under Article 6 of the Merger Agreement. Notwithstanding the foregoing, the Escrow Period shall not terminate with respect to such amount (or some portion thereof) of the Escrow Shares that is necessary in the reasonable judgment of Terra Tech, subject to the objection of the Shareholder Representative and the subsequent final resolution of the matter in any court of competent jurisdiction, to satisfy any unsatisfied Damages concerning facts and circumstances existing prior to the termination of the Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period or any Post-Closing Adjustment not yet paid to Terra Tech. As soon as any such Damages or Post-Closing Adjustment amount has been finally determined and the Escrow Agent has either (i) distributed to Terra Tech that portion of the Escrow Shares required to satisfy such Damages or Post-Closing Adjustment, or (ii) held back the number of shares (and class or series of such shares) of Payment Securities required to satisfy Damages or Post-Closing Adjustment claimed by Terra Tech pursuant to Sections 4(a) and (b), the Escrow Agent shall distribute to the Company Shareholders the remaining portion of the Escrow Shares not required to satisfy any other such unresolved Damages or Post-Closing Adjustment in accordance with the applicable Escrow Distribution Schedule.

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4. Claims Upon the Escrow Fund; Objections to Claims; Resolution of Conflicts.

(a) Claims Upon Escrow Shares. Upon receipt by the Escrow Agent at any time on or before 9:00 a.m., California time, on the Escrow Release Date of an Officer's Certificate: (i) stating that Terra Tech has suffered Damages or that it is due a Post-Closing Adjustment and specifying an aggregate amount thereof, and (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the number of shares (and class or series of such shares) of Payment Securities required to satisfy such Damages or Post-Closing Adjustment calculated in accordance with the Merger Agreement, the date each such item was paid (if then appropriate), the basis for such anticipated liability, the general nature of the misrepresentation, breach of warranty or covenant to which such item is related and, to the extent known, a reasonable summary of the facts underlying the claim, and, if no objection is received from the Shareholder Representative pursuant to Section 4(b) of this Escrow Agreement, the Escrow Agent shall, subject to the provisions of Section 4(b) hereof, deliver to Terra Tech or its designee, as promptly as practicable, an amount of the Escrow Shares sufficient to satisfy such Damages or Post-Closing Adjustments (calculated in accordance with the Merger Agreement).

(b) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholder Representative and, for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Terra Tech of any amount from the Escrow Shares pursuant to Section 4(a) hereof unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30)-day period, the Escrow Agent shall make delivery of the applicable Escrow Shares in accordance with Section 4(a) hereof; provided, however, that, if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and Terra Tech prior to the expiration of such thirty (30)-day period, the Escrow Agent shall withhold from any such delivery an amount of Escrow Shares sufficient to satisfy such disputed, alleged Damages or Post-Closing Adjustments (calculated in accordance with the Merger Agreement).

(c) Resolution of Conflicts.

(i) In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Representative and Terra Tech shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Terra Tech should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares in accordance with the terms thereof.

(ii) If no such agreement can be reached within twenty (20) days after delivery of the Shareholder Representative's written objection to Terra Tech's claim in the Officer's Certificate notwithstanding good-faith attempts to agree (as referenced in subsection (1), above) negotiation, either Terra Tech or the Shareholder Representative may seek resolution of the matter in a court of competent jurisdiction in accordance with Section 11.6 of the Merger Agreement. The Escrow Agent shall hold an amount of the Escrow Shares sufficient to satisfy such alleged Damages or Post-Closing Adjustments (calculated in accordance with the Merger Agreement) until such time as the applicable claim(s) are finally resolved.

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5. Limitation on Escrow Agent's Liability. The Escrow Agent's responsibilities and liabilities shall be limited as follows:

(a) The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Merger Agreement or any other agreement between the parties thereto. The Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance by Terra Tech or the Shareholder Representative of their respective obligations under the Merger Agreement or this Escrow Agreement, nor shall the Escrow Agent be responsible or liable in any manner whatsoever for the failure of any party to the Merger Agreement to honor any of the provisions of the Merger Agreement.

(b) The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and the Merger Agreement and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

(c) The Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under this Escrow Agreement and which the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties. The Escrow Agent shall have no liability with respect to the form, execution, validity or authenticity thereof.

(d) The Escrow Agent shall have the right at any time to resign for any reason and be discharged of its duties as Escrow Agent hereunder by giving written notice of its resignation to the parties hereto at least thirty (30) calendar days prior to the date specified for such resignation to take effect. In addition, Terra Tech and the Shareholder Representative may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which, unless Terra Tech and the Shareholder Representative otherwise agree in writing, shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $500,000,000, shall be appointed by Terra Tech with the approval of the Shareholder Representative, which approval shall not be unreasonably withheld. All responsibilities of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation or removal and its sole responsibility thereafter shall be to hold the Escrow Shares for a period of thirty (30) calendar days following the effective date of resignation or removal, at which time: (1) if a successor Escrow Agent shall have been appointed and written notice thereof shall have been given to the resigning or removed Escrow Agent by parties hereto and the successor Escrow Agent, then the resigning Escrow Agent shall deliver the remaining Escrow Shares to the successor Escrow Agent; or (2) if a successor Escrow Agent shall not have been appointed, for any reason whatsoever, the resigning or removed Escrow Agent shall deliver the Escrow Shares to a court of competent jurisdiction in the County of Alameda, California and give written notice of the same to Terra Tech and the Shareholder Representative.

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6. Dispute Resolution/Governing Law.

(a) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws thereof.

(b) The parties hereto intend that all disputes between the parties arising out of or related to this Escrow Agreement (or with respect to Terra Tech and the Shareholder Representative) or the transactions contemplated hereby or thereby shall be settled by the parties amicably through good-faith discussions upon the written request of any party.

(c) In the event that any such dispute cannot be resolved thereby within a period of twenty (20) days after such notice has been given, any of the parties may seek adjudication of the matter in a court of competent jurisdiction. Each of the parties hereto consents to the jurisdiction of the courts of the State of California, County of Alameda and to the federal courts located in the County of Alameda, State of California.

7. Notices. Any notices required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed sufficiently given on the earlier to occur of the date of personal delivery, the date of receipt, or three (3) days after posting by overnight courier or registered or certified mail, postage prepaid, addressed as follows:

If to Terra Tech:

Terra Tech Corp.

4700 Von Karman, Suite 110

Newport Beach, California 92660

Attn: Chief Executive Officer

With a copy to (which shall not constitute notice):

Baker & Hostetler LLP

600 Anton Blvd., Suite 900

Costa Mesa, California 92626

Attn.: Randolf W. Katz

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If to the Shareholder Representative:

to the address of the Shareholder Representative previously provided to Terra Tech in writing.

If to Company prior to the Effective Time:

Black Oak Gallery Inc.

576 W. Grand Ave.

Oakland, California 94612

with a copies to each of the following (which shall not constitute notice):

the Shareholder Representative

HaasNajarian LLP

58 Maiden Lane, 2nd Floor

San Francisco, California 94108

Attn.: Louis N. Haas

Paradigm Counsel LLP

450 Sheridan Avenue

Palo Alto, California 94306

Attn.: Marek J. Adamo

If to the Escrow Agent:

West Coast Stock Transfer Inc.

721 N. Vulcan Ave., Suite 205

Encinitas, California 92024

Attn.: Frank Brickell

8. Specific Performance. Each party agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Escrow Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party accordingly agrees that the other parties shall be entitled specifically to enforce this Escrow Agreement and to obtain an injunction or injunctions to prevent breaches of the provisions of this Escrow Agreement and to enforce specifically the terms and provisions hereof or thereof, in each instance without being required to post bond or other security and in addition to, and without having to prove the adequacy of, other remedies at law.

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9. Counterpart Signatures, Facsimile Delivery. This Escrow Agreement may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10. Entire Agreement. This Escrow Agreement, the Merger Agreement, and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and (b) supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

11. Amendment; Waiver; Requirement of Writing.This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by Terra Tech and the Shareholder Representative and the Escrow Agent. Any term or condition of this Escrow Agreement may be waived at any time by the party hereto entitled to the benefit thereof, and any such term or condition may be modified at any time by an agreement in writing executed by each of the parties hereto entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

12. Expenses. Except as otherwise provided in Section 2, each of the parties hereto shall pay, without right of reimbursement from the other party, all the costs incurred by it incident to the preparation, execution, and delivery of this Escrow Agreement or the performance of its obligations hereunder, whether or not the transactions contemplated by this Escrow Agreement shall be consummated.

13. No Third-Party Beneficiaries. Nothing in this Escrow Agreement will be construed as giving any person, other than the parties, their successors and permitted assigns, any right, remedy, or claim under or in respect of this Escrow Agreement or any provision hereof.

14. Disclaimer of Agency. Except for any provisions herein expressly authorizing one party to act for another, this Escrow Agreement shall not constitute any party as a legal representative or agent of any other party, nor shall a party have the right or authority to assume, create, or incur any liability of any kind, expressed or implied, against or in the name or on behalf of any other party or any of such other party's affiliates.

15. Relationship of the Parties. Nothing contained in this Escrow Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship among the parties hereto or any of their affiliates for any purpose, including tax purposes.

16. Assignment. This Escrow Agreement and the rights and obligations of each party hereunder or thereunder shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Assignment by Escrow Agent shall be governed by Section 5 hereof.

17. Severability. In the event that any provision of this Escrow Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Escrow Agreement will continue in full force and effect, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Escrow Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first written above.

TERRA TECH, INC.

By:
Name:
Title:

ESCROW AGENT

West Coast Stock Transfer Inc.

By:
Name:
Title:

SHAREHOLDER REPRESENTATIVE

Salwa Ibrahim

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EXHIBIT A

Merger Agreement

(attached)

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EXHIBIT B

Authorized Persons

Shareholder Representative: Salwa Ibrahim

Terra Tech: Mike Nahass

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EXHIBIT C

Escrow Agent Fee Schedule

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